UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 14, 2014

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Anthony DiPaolo, Chief Financial Officer of Real Goods Solar, Inc. (the “Company”), resigned from all positions with the Company effective immediately to pursue other interests and will continue to support the Company through an orderly transition through the end of the month.

Also on October 14, 2014, the Company’s Board of Directors appointed Alan Fine, age 60, as the Company’s treasurer and principal accounting officer. Mr. Fine joined the Company in July 2014 as the Director of Commercial Accounting and Finance. Before joining the Company, he served as the Chief Financial Officer and Principal Accounting Officer of Roomlinx, Inc., a public company engaged in in-room guest entertainment systems servicing the hospitality industry, between August 2011 and June 2014. From May 2008 to June 2011, Mr. Fine served as the Chief Financial Officer and Director of Operations for Pearlstine Distributors, a privately held distributor of Anheuser Busch, Samuel Adams, Heineken, New Belgium and other craft beers to the Charleston, South Carolina market. From November 1997 to May 2000, he served as the Vice President of Finance at Colorado Greenhouse, an international producer of hydroponic tomatoes. Before that, Mr. Fine served as the Chief Financial Officer of Gold Coast Beverage Distributors, a beer and water wholesaler serving Southern Florida, from May 1994 to July 1997. Mr. Fine has a bachelor of science degree in accounting from Loyola College of Maryland, a bachelor of science degree in civil engineering from UMASS, Lowell and is a licensed certified public accountant in Pennsylvania.

Dennis Lacey, the Company’s Chief Executive Officer will, in the interim, serve as the Company’s principal financial officer. Information about Mr. Lacey’s age, business experience and compensation has been previously reported, most recently in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on September 10, 2014.

Mr. Fine will receive an annual salary of $140,000 for serving as the Company’s treasurer and principal accounting officer. Additionally, on October 15, 2014, the Company granted Mr. Fine options to purchase 25,000 shares of the Company’s Class A common stock at an exercise price of $1.23, the closing market price on the trading day before the grant. The options vest 2% per month for 50 months commencing on the first day of the eleventh month after grant and expire on October 15, 2021. In connection with the option grant, Mr. Fine will be subject to a two-year covenant concerning confidentiality, non-competition, non-solicitation of employees and customers and assignment of inventions. Mr. Fine is also entitled to participate in employee benefit programs generally available to the Company’s employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Principal Financial Officer

Date: October 16, 2014